Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Form 10-K/A of Plains Exploration & Production Company, as well as in the Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 25, 2010, including the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Plains Exploration & Production Company and its subsidiaries (collectively the “Company”), relating to the estimated quantities of certain of the Company’s proved reserves of oil and gas and present values thereof for certain periods. We also consent to the incorporation by reference of such reports in the Registration Statements on Forms S-8 (No. 333-102627, No. 333-107990, No. 333-115628, No. 333-117425 and No. 333-145004) and Form S-3 (No. 333-165263) of Plains Exploration & Production Company.

By:	/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

September 1, 2010